Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 of Faraday Future Intelligent Electric Inc. of our report dated May 13, 2022 relating to the financial statements, which appears in Faraday Future Intelligent Electric Inc.’s Annual Report on Form 10-K/A for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

August 28, 2023